UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 17, 2007

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 17, 2007, Westmoreland Coal Company (the “Company”) concluded that it will restate its consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 to correct an error in the computation of post-retirement medical benefit liabilities. The determination to restate was approved by the Company’s board of directors upon the recommendation of the Company’s management. The audit committee of the Company’s board of directors and the Company’s board of directors have discussed this matter with the Company’s independent registered public accounting firm, KPMG LLP.

The Company identified that a group of approximately 130 individuals had been omitted from the census data used to calculate the Company’s liability for post-retirement medical benefits. These individuals, who are former employees of the Company, will be eligible to commence receiving benefits from the Company once they demonstrate to the Company that their earned income is below the threshold required to begin collecting benefits. The error was discovered by the Company’s actuaries and management during a review of one of the Company’s post-retirement plans. The Company currently estimates that the error results in an understatement of its liability for post-retirement medical costs and its shareholders’ deficit at December 31, 2006 of approximately $31.4 million and an understatement of expenses of approximately $1.5 million in 2006, $1.3 million in 2005, and $1.4 million in 2004. A complete review is in progress, and as a result, these estimates could change. Accordingly, the financial statements and Management’s Report on Internal Control Over Financial Reporting for the years ended December 31, 2006, 2005 and 2004 and the independent auditors’ report relating to such periods included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the related financial information included in that report, along with the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, should no longer be relied upon.

The Company is working to complete its restatement, file an amendment to its 2006 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 as promptly as possible after completion of all review procedures, and file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 on a timely basis.

As disclosed in its 2006 Annual Report on Form 10-K, the Company concluded that it did not maintain effective internal control over financial reporting as of December 31, 2006, as a result of a material weakness with respect to controls over the assumptions used and the data input into the electronic spreadsheets used to calculate the Company’s capitalized asset retirement costs and asset retirement obligations. The Company is currently evaluating the effect of the error described above on its disclosure controls and procedures and its internal control over financial reporting and will disclose its conclusions in its Quarterly Report for the period ended September 30, 2007, in its amended Annual Report on Form 10-K for the year ended December 31, 2006 and in its amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 99.1 - Press release dated September 19, 2007

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: September 21, 2007	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 19, 2007